UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 5, 2010
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 5, 2010, the Company announced that its subsidiaries Calgon Carbon Investments, Inc., a Delaware corporation (“CCI”) and Chemviron Carbon ApS, a Danish company (“Chemviron Carbon”) had consummated the acquisition of certain defined assets in Denmark and of the shares of a Swedish company under the terms and conditions of that certain Purchase and Sale Agreement by and among Zwicky A/S (formerly Flemming Zwicky ApS and Zwicky Spedition ApS), a company organized under the laws of Denmark (the “Seller”), CCI and Chemviron Carbon (the “Purchasers”) and Flemming Zwicky Holding ApS, a company organized under the laws of Denmark and the Company (the “Guarantors”) and the related Share Purchase Agreement between the Seller and CCI and the related Danish Asset Transfer Agreement between the Seller and Chemviron Carbon. A copy of the Company’s press release with respect to this announcement is attached hereto as Exhibit 99.1.
On January 7, 2010, the Company announced that it had been awarded four contracts to supply activated carbon to control mercury emissions. A copy of the Company’s press release with respect to this announcement is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated January 5, 2010

99.2	Press Release dated January 7, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: January 7, 2010	/s/ Richard D. Rose
(Signature)
Richard D. Rose Vice President, General Counsel and Secretary